EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made and entered into as of the ___ day of January, 1997, by and between EMI ACQUISITION, INC., a Delaware corporation ("Employer") and wholly owned subsidiary of Cerprobe Corporation, a Delaware corporation ("Cerprobe"), and WILLIAM E. MAYER ("Employee").

                                    RECITALS
                                    --------

         A. Employer is engaged in refurbishing and adding new features to automatic wafer probing equipment for use in the semiconductor industry (the "Prober Business").

         B. Employer desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties agree as follows:

                  1. Employment. Employer hereby employs Employee and Employee hereby accepts such employment, to perform such duties and services for and on behalf of Employer as may, from time to time, be determined by the Board of Directors or President of Employer, as applicable, and are consistent with Sections 1(a), 1(b) and 1(c) hereof. Subject to Sections 1(a), 1(b) and 1(c) hereof, Employee shall devote Employee's full and undivided business time, attention and efforts to Employer's business and to the performance of Employee's duties under this Agreement, and shall fully and faithfully perform all duties assigned to Employee under this Agreement, consistent with Employee's position hereunder, to the best of Employee's abilities.

                           (a)  Initially.  Following the execution and delivery
of this Agreement, for a period of time not to exceed six (6) months, Employee shall (i) serve as President of Employer and shall perform such duties and responsibilities as are consistent with that of President, and consistent with the duties and responsibilities performed by Employee while President of Silicon Valley Test & Repair, Inc., a California corporation; (ii) assist Employer with finding, hiring and educating a new President of Employer; and (iii) work a minimum of forty (40) hours per week, at least twenty-four (24) hours of which must be at Employer's principal place of business.

                           (b)  Thereafter.  Once a new President has been hired
and educated, Employee shall (i) have the title of, and perform such duties and responsibilities as are consistent with that of, Vice President of Strategic Technology Development; and (ii) work full time, only (24) hours of which must be at Employer's principal place of business, and the remaining time Employee shall be on call.

                           (c) Santa Clara County. Employer agrees that Employee
will be based in Santa Clara County, California, and that a majority of Employee's work may be done in Santa Clara County, California. Employee understands and agrees, however, that Employee's duties and responsibilities may require Employee to travel from time to time, and Employee agrees to do so.

                  2. Compensation. Employee shall be entitled to receive a per annum salary of Two Hundred Thousand Dollars ($200,000) ("Salary") as full compensation for all the services rendered by Employee during the term of Employee's employment hereunder. Employee shall be entitled to receive the Salary in 26 equal payments; payments to be made every two weeks (less all applicable deductions for all taxes, including federal, state, and FICA; insurance; pension plans; etc.).

                  3. Other Benefits. In addition to Employee's Salary, during the term of Employee's employment hereunder, Employee shall be entitled to the benefits set forth below in this Section 3. As used in this Agreement, "Comparable Level Employees" means the principal officers of Employer.

                           (a) Pension  Plans.  Participation  in such  pension,
profit sharing and deferred compensation plans and programs, if any, as may be provided from time to time to other Comparable Level Employees.

                           (b) Medical  and Dental  Benefits.  Participation  in
such group medical, accident and dental plans, if any, as may be provided from time to time to other Comparable Level Employees.

                           (c)  Life   and   Disability   Insurance.   Life  and
disability insurance, if any, as may be provided from time to time to other Comparable Level Employees. Employer will pay the disability insurance premium for Employee.

                           (d)  Vacation.  Receive three (3) weeks paid vacation
during each calendar year. Vacation shall be taken at such times as determined by Employee and approved by Employer. Up to two (2) weeks' vacation time that is not used in a particular year may be carried forward into the next calendar year, and only five (5) weeks' vacation may be taken in any one calendar year. Employee must take any vacation time that is not allowed to be carried forward or the unused vacation time will be lost, unless Employer otherwise agrees or Employer did not approve the vacation time requested by Employee.

                           (e)  Reimbursement.  Reimbursement  within 30 days of
the submittal of an approved expense report, for all ordinary and necessary out-of-pocket business expenses incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall include any item of expense that is reasonable, ordinary or necessary in relation to Employee's duties hereunder. To obtain reimbursement, Employee shall submit to Employer receipts, bills or sales slips for the expenses incurred.

                           (f) Other  Benefits.  Such other  fringe  benefits as
Employer may make generally available on a nondiscriminatory basis to all other employees of Employer.

                  4. Term of Employment.

                           (a)   Employment   Term.   The  term  of   Employee's
employment hereunder shall commence on the date hereof, and shall terminate on December 31, 1999, unless earlier terminated in accordance with the terms of this Agreement.

                           (b) Termination.  Notwithstanding  anything contained
in this Agreement to the contrary, Employee's employment hereunder is entirely at will, and may be terminated by Employer with or without cause, subject only to the payment obligations of Employer as hereafter set forth.

                                    (i)  In  the   event   Employer   terminates
Employee's employment hereunder for Cause (as hereafter defined), Employee's employment hereunder shall immediately terminate on the effective date of such termination as established by Employer, and Employee shall only receive Salary and any other benefits under this Agreement prorated through the effective date of Employee's termination.

                                    (ii)  In  the  event   Employer   terminates
Employee's employment hereunder without Cause, then for the remaining term of this Agreement, as severance pay and as total compensation and restitution for such termination, Employee shall receive for the remaining term of this
Agreement: (A) Employee's Salary which shall be paid at the times it would be paid if Employee was still employed by Employer under this Agreement, subject to the same deductions and withholdings, and (B) either, at Employer's discretion,
(1) the same medical benefits as Employee would be entitled to receive if Employee was still employed by Employer under this Agreement or (2) the COBRA amount necessary for Employee to maintain such medical benefits; provided, however, that if Employee accepts employment during the remaining term of the Agreement and as part of that employment Employee receives medical benefits similar to those Employee received immediately prior to such termination, then Employer's obligations under this Section 4(b)(ii)(B) shall terminate early on the date Employee begins receiving such medical benefits from his new employer.

                           (c) Cause.  For purposes of this  Agreement,  "Cause"
means: (i) "Total and Permanent Incapacity" (as hereinafter defined) of Employee; (ii) the failure or inability (not as a consequence of any illness, accident or other disability, as confirmed by competent medical evidence) of Employee to perform Employee's duties hereunder in a manner reasonably satisfactory to Employer's Board of Directors, provided the decision of the Board of Directors is not arbitrary or capricious, and is not made in bad faith and further that the failure or inability is not as a consequence of any illness, accident or other disability as confirmed by competent medical evidence; (iii) "Serious Misconduct" (as hereinafter defined) of Employee; or
(iv) the breach of any of the terms or conditions contained in this Agreement.

                           For purposes of this Agreement,  "Total and Permanent
Incapacity" means such physical or mental condition of Employee, including alcoholism, which renders Employee incapable of performing Employee's duties hereunder for more than 90 days. In the event Employee is a Qualified Individual with a Disability, as defined in the American with Disabilities Act, Employer shall not terminate Employee's employment hereunder if Employee is able to perform the essential functions of Employee's job with or without reasonable accommodation from Employer.

                           For purposes of this Agreement,  "Serious Misconduct"
means embezzlement or misappropriation of corporate funds; the furnishing of any information, reports, documents or certificates by Employee to Employer which Employee knew or believed to be false or misleading; dishonesty of any kind in relations with Employer or its customers; activities harmful to the reputation of Employer (other than as a consequence of good faith decisions made by Employee in the normal performance of Employee's duties hereunder); the conviction of or the plea by Employee to any criminal felony offense or any criminal offense regarding dishonesty or moral turpitude; or the refusal to perform the duties assigned to Employee pursuant to this Agreement (unless such duties shall be unlawful).

                           Employer  agrees to act in a commercially  reasonable
fashion in terminating for Cause, and shall give Employee notice of any failure by Employee to conform his conduct to the requirements of this Agreement and an appropriate amount of time to cure such failure, the exact amount of time to be determined by Employer in a commercially reasonable fashion, based upon the type of failure involved. Employer and Employee acknowledge and agree that some failures (which failures Employer and Employee are not defining other than as those failures Employer determines, in a "commercially reasonable fashion," qualify) will not require any notice to be given, and Employee may be terminated immediately for "Cause" in those situations.

                           Notwithstanding  anything contained in this Agreement
to the contrary, Employee may resign and terminate Employee's employment hereunder, with or without cause, subject to the requirement that Employee shall provide Employer with not less than 45 days' prior written notice. In such event, Employee shall not receive any Salary or any other benefits under this Agreement after the effective date of Employee's resignation.

                           (d)  Death.  In the  event of the  death of  Employee
during the term of this Agreement, this Agreement and Employee's employment hereunder shall terminate as of the date of the death of Employee, and Employee's estate or personal representative shall be entitled to receive Salary and other fringe benefits prorated for the period of Employee's employment to the date of death, payable within 60 days after the date of death.

                           (e)  Suspension.  Employer  shall  have the  right to
suspend Employee with full pay and benefits for any period of time the Board of Directors of Employer deems, in its sole discretion, necessary or appropriate to investigate Employee's conduct in connection with Section 4(c) hereof.

                  5. Noncompetition. During the period of Employee's employment hereunder, and for a period of eighteen (18) months from and after the date of expiration or earlier termination of Employee's employment hereunder (or such lesser period to the maximum extent permitted by applicable law), neither Employee nor any person or entity controlled (directly or indirectly) by Employee, whether as employer, employee, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, consultant, agent or otherwise, shall within the Restricted Territory (as defined below) engage or cause others to engage in the Business unless first authorized in writing by Employer, which authorization may be withheld in the sole and absolute discretion of Employer. For purposes of this Agreement, the term "Restricted Territory" shall mean the United States of America, and all other countries in which Employer conducts the Business on the date hereof. If Employee violates Employee's obligations contained in this
Section 5, then the time periods hereunder shall be extended by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

                  6. Nonsolicitation. During the period of Employee's employment hereunder, and for a period of eighteen (18) months from and after the date of expiration or earlier termination of Employee's employment hereunder (or such lesser period to the maximum extent permitted by applicable law), neither Employee nor any person or entity controlled (directly or indirectly) by Employee whether as employer, employee, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, consultant, agent or otherwise, shall solicit (a) in respect of the Business, any person or other entity that is, or was within the previous 12 month period immediately prior to the date of expiration or earlier termination of Employee's employment hereunder, a customer or supplier of Employer, or (b) any person who, on such date, is an employee of Employer, for employment, or as an independent contractor with any person or entity, unless first authorized in writing by Employer, which authorization may be withheld in Employer's sole and absolute discretion. If Employee violates Employee's obligations contained in this Section 6, then the time periods hereunder shall be extended by a period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

                  7. Trade Secrets and Other Confidential Information. From and after the date hereof, Employee shall not communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Employer and/or Employer's subsidiaries, and its or their agents and representatives, any of the trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary or confidential information with respect to Employer and/or Employer's subsidiaries, its or their business, financial condition, business operations or methods, or business prospects. The preceding sentence shall not apply to information which (a) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Employee in violation of this Agreement, or (b) is required to be disclosed by law. Employee shall advise Employer, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, such that Employer and/or Employer's subsidiaries can seek appropriate legal relief.

                  8. Return of Employer Property. Immediately upon the expiration or earlier termination of this Agreement and if Employee is no longer employed by Employer, Employee shall return to Employer any and all property of Employer, including, but not limited to, all documents, agreements, schedules, statements, customer lists, supplier lists, plans, designs, parts and equipment, that is in the possession or control (direct or indirect) of Employee.

                  9. Survival/Remedies/Severability. Employee specifically acknowledges that (a) Employer currently has operating facilities located in the Restricted Territory; (b) Employer receives much of its business from and throughout  the  Restricted  Territory;  (c)  Employer  has plans to expand  its operations throughout the Restricted Territory; and (d) the geographic restrictions contained in Section 5 hereof, and the length of time restrictions in Sections 5, 6 and 7 hereof are each necessary and reasonable and were negotiated with Employer. The restrictions and obligations set forth in Sections 5, 6, 7 and 8 hereof shall survive the expiration or earlier termination of this Agreement. The parties hereby acknowledge and agree that the restrictions and obligations set forth in Sections 5, 6, 7 and 8 hereof are reasonable and necessary, and that any violation thereof would result in substantial and irreparable injury to Employer, and that Employer may not have an adequate remedy at law with respect to any such violation. Accordingly, Employee agrees that, in the event of any actual or threatened violation thereof, Employer shall have the right and privilege to obtain, in addition to any other remedies that may be available, equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof. Each and every provision set forth in Sections 5, 6, 7 and 8 hereof is independent and severable from the others, and no restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. If any provision in Sections 5, 6, 7 or 8 hereof is unenforceable for any reason whatsoever, that provision will be appropriately limited and reformed to the maximum extent provided by applicable law. If the scope of any restriction contained herein is too broad to permit enforcement to its full extent, then such restriction shall be enforced to the maximum extent permitted by law so as to be judged reasonable and enforceable, and the parties agree that such scope may be modified by an arbitrator or judge in any proceeding to enforce this Agreement. This includes, without limitation, altering or enforcing only portions of the limits on activity restrictions, the geographic scope, and the duration of the restrictions unless to do so would be contrary to law or public policy.

                  10. Inventions.

                           (a)  Assignment.  Employee  agrees  that  any and all
inventions, including any improvements, innovations and discoveries (collectively "Inventions") that Employee conceives, develops or reduces to practice, and all copyrightable materials and trademarks (collectively "Works") that Employee prepares alone or with others during Employee's term of employment under this Agreement: (i) that relate to Employer's and/or Employer's subsidiaries actual or foreseeable business; (ii) that Employee works on during Employee's working hours for Employer and/or Employer's subsidiaries; or (iii) for which Employee uses Employer facilities or materials, will be and remain the sole and exclusive property of Employer. Employee hereby irrevocably assigns Employee's entire right, title and interest in and to each of Employee's Inventions and Works to Employer and/or Employer's subsidiaries, free of any compensation beyond Employee's compensation as an employee of Employer. Employee agrees to assist in the preparation of applications for patent or other legal protection of Inventions and Works in all countries of the world, and will reasonably cooperate with Employer in defending the validity or enforceability of such protection. Employee further agrees to execute all documents Employer may from time to time request to perfect the assignment of the Inventions or Works throughout the world.

                           (b)  Assignment   after  Expiration  or  Termination.
Employee agrees that any Inventions or Works that Employee asserts are conceived, developed or reduced to practice by Employee, alone or with others, within six months immediately following the expiration or earlier termination of Employee's employment hereunder that relate to the actual or foreseeable business of Employer and/or Employer's subsidiaries, will be presumed to have been made during the term of Employee's employment and will be the sole property of Employer, unless Employee presents sufficient evidence to Employer to satisfactorily rebut the presumption.

                  11. Miscellaneous.

                           (a) Notices.  All notices required or permitted to be
given hereunder shall be in writing and shall be deemed given when delivered in person, or three business days after being
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
placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                       If to Employer:
                       ---------------

                               Silicon Valley Test & Repair, Inc.
                               328 Martin Avenue
                               Santa Clara, California 95050
                               Attention:  President
                               FAX: (408) 748-0926

                       with a copy to:

                               C. Zane Close
                               Cerprobe Corporation
                               600 South Rockford Drive
                               Tempe, Arizona  85281
                               FAX:  (602) 967-4636

                       If to Employee:

                               William E. Mayer
                               6519 Old Meadow Court
                               San Jose, California  95135
                               FAX: (408) 270-6957

                       with copies to:

                               Richard G. Burt, Esq.
                               Ten Almaden Boulevard, 11th Floor
                               San Jose, California 95113
                               FAX: (408) 286-7342

                               Martin Snitow, Esq.
                               5300 Stevens Creek Boulevard
                               Suite 300
                               San Jose, California  95129
                               FAX: (408) 985-7595

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                           (b) Entire Agreement.  This Agreement constitutes the
entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth herein, the provisions of this Agreement supersede any and all other agreements or understandings, whether oral or written, between Employer and Employee, with respect to Employee's employment by

Employer.  Any amendments,  or alternative or  supplementary  provisions to this
Agreement   must  be  made  in  writing  and  duly  executed  by  an  authorized representative or agent of each of the parties hereto.

                           (c)  Non-Waiver.  The  failure  in any  one  or  more
instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

                           (d)  Attorneys'  Fees.  If any  action is  brought to
enforce this Agreement or to collect damages as a result of a breach of any its provisions, the prevailing party shall also be entitled to collect its reasonable attorneys' fees and costs incurred in such action, which costs can include the reasonable costs of investigation, expert witnesses and the costs in enforcing or collecting any judgment rendered, all as determined and awarded by the Court.

                           (e)  Counterparts.  This Agreement may be executed in
multiple count- erparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                           (f) APPLICABLE  LAW. THIS AGREEMENT SHALL BE GOVERNED
AND CONTROLLED AS TO VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN THAT STATE.

                           (g) Construction.  The parties hereto acknowledge and
agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.


                  EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND THAT HE UNDERSTANDS THIS AGREEMENT, THAT HE WAS GIVEN A REASONABLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND DISCUSS IT WITH THE ADVISORS OF HIS CHOICE, AND THAT HE UNDERSTANDS THIS AGREEMENT IS A CONDITION OF HIS NEW OR CONTINUED EMPLOYMENT BY EMPLOYER.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMPLOYER:                                       EMPLOYEE:

EMI Acquisition, Inc.


By:
    -------------------------------             -------------------------------
Name:                                           William E. Mayer
     ------------------------------
Its:
     ------------------------------
                                        9